Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe Chief Financial Officer T: 1-345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Residential Corporation Announces Quarterly Cash Dividend

CHRISTIANSTED, U.S. Virgin Islands, March 21, 2017 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“RESI”) (NYSE: RESI) announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock. RESI will pay this quarterly dividend on April 13, 2017 to all stockholders of record as of the close of business on March 31, 2017.

About RESI

RESI is focused on providing quality, affordable rental homes to families throughout the United States. Additional information is available at www.altisourceresi.com.

Forward-looking statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause RESI’s actual results to differ materially from these forward-looking statements may include, without limitation, RESI’s ability to implement its business strategy; its ability to make distributions to stockholders; the impact of changes to the supply of, value of and the returns on sub-performing and non-performing loans and single-family rental properties; RESI’s ability to successfully modify or otherwise resolve sub-performing and non-performing loans; its ability to convert loans to single-family rental properties and acquire single-family rental properties generating attractive returns; its ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; its ability to predict costs; difficulties in identifying sub-performing and non-performing loans and single-family properties to acquire; RESI’s ability to integrate newly acquired rental assets into the portfolio; its ability to effectively compete with competitors; its ability to apply the net proceeds from financings in target assets in a timely manner; changes in interest rates and the market value of the collateral underlying RESI’s sub-performing and nonperforming loan portfolios or acquired single-family properties; RESI’s ability to obtain and access financing arrangements on favorable terms, or at all; its ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. and its affiliates to effectively perform its obligations under various agreements with RESI; the failure of Main Street Renewal LLC to effectively perform under its property management agreement with RESI; the failure of RESI’s servicers to effectively perform their servicing obligations under their servicing agreements; RESI’s failure to qualify or maintain qualification as a REIT; failure to maintain its exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the "Risk Factors" and other sections described from time to time in RESI's current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. RESI undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.